QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

POLYMER GROUP, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

        The following comprises a list of the subsidiaries of the Company as of January 3, 2004:

PGI Polymer, Inc.
DT Acquisition Inc.
Fabrene Group, L.L.C.
Bonlam (S.C.), Inc.
FabPro Oriented Polymers, Inc.
Chicopee, Inc.
PGI Nonwovens Mauritius, Ltd.
Dominion Textile Mauritius, Inc.
Bonlam S.A. de C.V.
Fabrene Group, Inc.
Fabrene, Inc.
Loretex Corporation
Dominion Textile (USA) Inc.
Fabrene Corp.
Nanhai Nanxin Non-Wovens Co. Ltd.
Dominion Nonwovens Sudamerica, S.A.
Bonlam Andina Ltd.
Bonlam Holdings BV
DIFCO Performance Fabrics, Inc.
FiberTech Group, Inc.
PNA Corp.
PGI Europe, Inc.
Poly-Bond Inc.
Pristine Brands Corporation
Polyionix Separation Technologies, Inc.
Technetics Group, Inc.
FNA Polymer Corp.
Chicopee Holdings B.V.
FiberGol Corporation
FNA Acquisition, Inc.
PGI Holdings BV
PGI Holdings CV
PGI Nonwovens BV
PGI Neunkirchen GmbH
PGI Ltd.
PGI Nonwovens A.B.
Geca Tapes B.V.
Albuma S.A.S.
Geca Tapes PTE LTD

QuickLinks

  Exhibit 21
LIST OF SUBSIDIARIES OF THE COMPANY